UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM

8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Executive Office Address and Telephone Number	State of Incorporation	IRS Employer Identification No.
001-33401	Cinemark Holdings, Inc. 3900 Dallas Parkway Plano, Texas 75093 (972) 665-1000	Delaware	20-5490327

033-47040	Cinemark USA, Inc. 3900 Dallas Parkway Plano, Texas 75093 (972) 665-1000	Texas	75-2206284

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading symbol(s)	Name of each exchange on which registered
Cinemark Holdings, Inc.	Common Stock, par value $0.001 per share	CNK	NYSE

Cinemark USA, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On April 1, 2024, Computershare Trust Company, N.A. (successor to Wells Fargo Bank, N.A.), as trustee (the “Trustee”) and collateral agent for the 8.750% Notes (as defined below), sent a notice of optional full redemption on behalf of Cinemark USA, Inc. (“Cinemark USA”) to the holders of the 8.750% Notes, electing to redeem (the “Redemption”) $150,000,000 in aggregate principal amount of Cinemark USA’s outstanding 8.750% Senior Secured Notes due 2025 (the “8.750% Notes”), which represents all 8.750% Notes outstanding as of the Redemption Date (as defined below). In connection therewith, on May 1, 2024, Cinemark USA deposited with the Trustee funds sufficient to redeem all 8.750% Notes outstanding on May 1, 2024 (the “Redemption Date”). The redemption payment (the “Redemption Payment”) included $150,000,000 of outstanding principal at the redemption price equal to 100.000% of the principal amount plus accrued and unpaid interest thereon to the Redemption Date. Upon deposit of the Redemption Payment with the Trustee on May 1, 2024, the indenture governing the 8.750% Notes was fully satisfied and discharged and all related liens securing the 8.750% Notes were released thereunder. The 8.750% Notes, which bore interest at 8.750% per year, were scheduled to mature on May 1, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.
CINEMARK USA, INC.

Date: May 1, 2024	By:	/s/ Michael D. Cavalier
		Name:	Michael D. Cavalier
		Title:	Executive Vice President - General Counsel and
Business Affairs & Secretary